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                             THE WARNACO GROUP INC.
                     CALCULATION OF INCOME PER COMMON SHARE

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
                                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                                        -----------------------      -----------------------
                                                        JULY 5,        JULY 6,       JULY 5,        JULY 6,
                                                          1997          1996           1997          1996
                                                        --------      ---------      --------      ---------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)

Net income (loss)..................................      $17,155       $(55,482)      $35,281       $(40,264)
                                                      ----------     ----------    ----------     ----------
                                                      ----------     ----------    ----------     ----------
Weighted average number of shares outstanding
  during the period:
     Shares outstanding during the period..........   49,809,312     49,431,416    49,809,312     49,431,416
Restricted shares issued during the period.........       84,607         73,346        42,303         36,673
     Shares issued due to exercise of options......      160,038         84,642       104,079         57,302
     Add: common equivalent shares using the
       treasury stock method.......................    4,928,891      4,586,720     4,875,854      4,326,089
     Less: treasury stock..........................     (699,400)      (286,600)     (649,308)      (286,600)
                                                      ----------     ----------    ----------     ----------
Weighted average number of shares..................   54,283,448     53,889,524    54,182,240     53,564,880
                                                      ----------     ----------    ----------     ----------
Net income (loss) per share........................        $0.32         $(1.03)        $0.65         $(0.75)
                                                           =====         ======         =====         ======

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